Exhibit 5.1
[Cooley Godward Kronish LLP Letterhead]
May 31, 2007
Cypress Bioscience, Inc.
4350 Executive Drive, Suite 325
San Diego, CA 92121
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the offering by Cypress Bioscience, Inc., a Delaware corporation (the “Company”), of an aggregate of 5,405,000 shares of the Company’s common stock, par value $0.001 (the “Shares”), pursuant to a Registration Statement on Form S-3 (No. 333-124779) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated July 6, 2005 (the “Base Prospectus”), the free writing prospectus dated May 30, 2007 (the “Free Writing Prospectus”) filed with the Commission pursuant to Rule 433 of the Rules and Regulations of the Act (the “Rules and Regulations”) and the prospectus supplement dated May 30, 2007 and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the “Prospectus Supplement”). (The Base Prospectus, the Free Writing Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.”) All of the Shares are to be sold by the Company as described in the Registration Statement and Prospectus.
In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Second Amended and Restated Certificate of Incorporation, its Second Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statements.
Very truly yours,
Cooley Godward Kronish LLP
/s/ Matthew T. Browne
Matthew T. Browne